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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                        Bresnan Communications Group LLC
                           Bresnan Capital Corporation
                            8% Senior Notes due 2009
                      9 1/4% Senior Discount Notes due 2009
                               Purchase Agreement

                                                              New York, New York
                                                                January 25, 1999

Salomon Smith Barney Inc.
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
In care of:
Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

                  Bresnan Communications Group LLC, a limited liability company organized under the laws of Delaware (the "Company"), and Bresnan Capital Corporation, a corporation organized under the laws of Delaware ("BCC"), propose to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $170,000,000 aggregate principal amount of their 8% Senior Notes due 2009 (the "Senior Notes") and $275,000,000 aggregate principal amount at maturity ($175,021,000 gross proceeds) of their 9 1/4% Senior Discount Notes due 2009 (the "Senior Discount Notes" and, together with the Senior Notes, the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), dated as of the Closing Date (as defined below), among the Company, BCC and State Street Bank and Trust Company, as trustee (the "Trustee"). The Securities have the benefit of a registration rights agreement (the "Registration Rights Agreement"), dated as of the Execution Time (as defined below), among the Company, BCC and the Initial Purchasers, pursuant to which the Company and BCC have agreed to register the Securities under the Act (as defined below) subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term
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Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum (as defined below). Certain terms used herein are defined in Section 18 hereof.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company and BCC have prepared a preliminary offering memorandum, dated January 14, 1999 (the "Preliminary Memorandum"), and a final offering memorandum, dated January 25, 1999 (as amended or supplemented at the Execution Time, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, BCC and the Securities. Each of the Company and BCC hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  In the event that the Funding Conditions (as set forth in the escrow agreement, the form of which is attached hereto as Exhibit B (the "Escrow Agreement")) are not satisfied on or prior to the Closing Date, on the Closing Date, the Company and BCC will execute the Escrow Agreement and deposit with State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), the net proceeds of the offering of the Securities, together with certain other funds or letters of credit (such net proceeds and other funds or letters of credit are collectively referred to herein as the "Escrowed Funds") in an amount sufficient to redeem the Securities at a mandatory redemption price in cash equal to 101% of the aggregate principal amount or accreted value thereof plus, in the case of the Senior Notes, accrued and unpaid interest, if any, to the redemption date, based on the assumption that the redemption would occur on May 14, 1999 (the "Mandatory Redemption Price"). Assuming execution of the Escrow Agreement on the Closing Date, either (i) upon the satisfaction of the
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Funding Conditions, the Escrowed Funds will be released to the Company or (ii)
in the event the Funding Conditions are not satisfied on or before April 30, 1999 or the Contribution Agreement is terminated prior to such date, the Escrowed Funds will be used to pay the Mandatory Redemption Price for the Securities.

                  In connection with the consummation of the TCI Transactions and satisfaction of the Funding Conditions, certain affiliates of TCI listed on Exhibit A to the Contribution Agreement (collectively, the "TCI Systems Parties") will contribute the Contributed TCI Systems and certain related obligations and liabilities to TCI Bresnan LLC, which entity will also be assigned the Assumed TCI Debt, and, in connection with the consummation of the TCI Transactions, the Contributed TCI Systems and the Assumed TCI Debt will be transferred to BCCLP. BCCLP will, in connection with the consummation of the TCI Transactions, contribute all its operating assets and liabilities, including the Existing Bresnan Systems and the Contributed TCI Systems, to the Company, which will contribute such assets and some or all of such liabilities to, Bresnan Telecommunications Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("BTC"). As used herein, the "Business" means the Company and its subsidiaries, taken as a whole after giving pro forma effect to the TCI Transactions and the Financings and the "Combined Company" means the Company, after giving pro forma effect to the TCI Transactions and the Financings. In the event that the Funding Conditions are satisfied and the TCI Transactions are consummated at or prior to Closing, all obligations relating to the Escrow Agreement, including the delivery of any opinions with respect thereto, shall not be applicable.

                  1.       Representations and Warranties.

                  (a) Each of the Company and BCC represents and warrants to each Initial Purchaser as set forth below in this Section 1.

                           (i) At the Execution Time and on the Closing Date,
                  the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements
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                  therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor BCC makes any representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                           (ii) None of the Company, BCC, any of their
                  respective Affiliates or any person acting on behalf of any of them (provided that no representation or warranty is made as to the activities of any Initial Purchaser or any person acting on its behalf) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                           (iii) None of the Company, BCC, any of their
                  respective Affiliates or any person acting on behalf of any of them (provided that no representation or warranty is made as to the activities of any Initial Purchaser or any person acting on its behalf) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                           (iv) The Securities satisfy the eligibility
                  requirements of Rule 144A(d)(3) under the Act.

                           (v) None of the Company, BCC, any of their respective
                  Affiliates or any person acting on behalf of any of them (provided that no representation or warranty is made as to the activities of any Initial Purchaser or any person acting on its behalf) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                           (vi) The Company and BCC have been advised by The

                  Portal Market of the NASD that the Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

                           (vii) Neither the Company nor BCC is, and after
                  giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                           (viii) Neither the Company nor BCC has paid or agreed
                  to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

                           (ix) Neither the Company nor BCC has taken, directly
                  or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                           (x) The information provided by the Company or BCC
                  pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (xi) Each of the Company, BCC and BCCLP has been duly
                  formed or incorporated, as applicable, and is validly existing as a limited liability company, limited partnership or corporation, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business; each of the Company's subsidiaries (excluding BCC) has been duly formed and is validly existing as a limited liability company or corporation, as applicable, under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power, as applicable, and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business.

                           (xii) This Agreement and the Registration Rights
                  Agreement have been duly authorized, executed and delivered by each of the Company and BCC; each of the Indenture and the Escrow Agreement has been duly authorized, and when executed and delivered by each of the Company and BCC, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding instrument enforceable against each of the Company and BCC in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect, and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed and delivered by each of the Company and BCC and will constitute the legal, valid and binding obligations of each of the Company and BCC entitled to the benefits of the Indenture (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                           (xiii) No consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, the Registration Rights Agreement and the Escrow Agreement except such as will be obtained under the Act and the Trust Indenture Act, such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated by the Registration Rights Agreement, such as may be required under such blue sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

                           (xiv) The TCI Transactions will be consummated in
                  accordance with the terms of the Contribution Agreement (and the related agreements referenced therein), provided that the terms of such transactions and the assets and businesses combined pursuant thereto will conform in all material respects to the descriptions thereof contained throughout the Final Memorandum (subject to any changes contemplated therein).

                           (xv) The execution and delivery of this Agreement,
                  the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, BCC, the Combined Company or any of their respective subsidiaries pursuant to:

                                    (1) the charter or certificate of formation,
                           as the case may be, or by-laws, limited partnership agreement or limited liability company agreement, as the case may be, of the Company, BCC or any of their respective subsidiaries;

                                    (2) the terms of any indenture, contract,
                           lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, BCC, the Combined Company or any of their respective subsidiaries is a party or bound or to which their respective property is subject; or

                                    (3) any statute, law, rule, regulation,
                           judgment, order or decree applicable to the Company, BCC, the Combined Company or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, BCC, the Combined Company or any of their respective subsidiaries or any of their respective properties;

                  except, in the case of clauses (2) and (3) above, for any such violation or default that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business.

                           (xvi) The combined historical financial statements
                  and schedules of Bresnan Communications Group Systems included in the Final Memorandum present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Combined Company, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein or, in the case of interim statements, normal year-end adjustments); the selected financial data set forth under the caption "Selected Combined Financial and Operating Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma combined financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical combined financial statement amounts in the pro forma combined financial statements included in the Final Memorandum; the pro forma combined financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical combined amounts in the compilation of those statements.

                           (xvii) Except as discussed in the Final Memorandum
                  (exclusive of any amendment or supplement thereto), there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, BCC, the Combined Company, any of their respective subsidiaries or their respective property pending or, to the knowledge of each of the Company and BCC, threatened that:

                                    (1) could reasonably be expected to have a
                           material adverse effect on the performance of this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement or the Contribution Agreement or the consummation of any of the transactions contemplated hereby or thereby; or

                                    (2) could reasonably be expected to have a
                           material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business, whether or not arising from transactions in the ordinary course of business.

                           (xviii) None of the Company, BCC, the Combined
                  Company or any subsidiary of the Company, BCC or the Combined Company is in violation or default of:

                                    (1) any provision of its charter or
                           certificate of formation, as the case may be, or by-laws, limited partnership agreement or limited liability company agreement, as the case may be;

                                    (2) the terms of any indenture, contract,
                           lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or

                                    (3) any statute, law, rule, regulation,
                           judgment, order or decree applicable to the Company, BCC, the Combined Company or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, BCC, the Combined Company or such subsidiary or any of its properties, as applicable;

                  except, in the case of clauses (2) and (3) above, for any such violation or default that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business.

                           (xix) KPMG LLP, who have certified certain combined
                  financial statements of Bresnan Communications Group Systems and delivered their report with respect to the audited combined financial statements included in the Final Memorandum, are independent public accountants with respect to BCCLP, TCI, the Company and BCC within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (xx) The Company, BCC, the Combined Company and their
                  respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except for any failure to possess a license, certificate, permit or authorization that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business; and none of the Company, BCC, the Combined Company or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as previously disclosed to the Initial Purchasers, (A) the Company, BCC, BCCLP and the TCI Systems Parties have applied for and have received all licenses, certificates, permits and other authorizations issued by the appropriate franchise authorities necessary to transfer the franchises in connection with the consummation of the TCI Transactions and (B) except for any revocations or modifications that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business or on the consummation of the TCI Transactions, none of the Company, BCC, BCCLP or the TCI Systems Parties has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization.

                           (xxi) The subsidiaries listed on Annex A attached
                  hereto are the only subsidiaries of the Company and BCC.

                           (xxii) Each of the Company, BCC and the Combined
                  Company is in compliance with the Commission's staff legal bulletin No.5 dated January 12, 1998, as amended to date, related to Year 2000 compliance.

                  Any certificate signed by any officer of the Company or BCC and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Company and BCC as to matters covered thereby, to each Initial Purchaser.

                  (b) BCCLP represents and warrants to each Initial Purchaser that this Agreement and the Contribution Agreement have been duly authorized, executed and delivered by BCCLP and the Escrow Agreement has been duly authorized and, when executed and delivered by BCCLP, in each case, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes or, upon such execution and delivery by BCCLP, will constitute a legal, valid and binding instrument enforceable, in each case, in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).


                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Company and BCC agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and BCC, (i) at a purchase price of 97.500% of the principal amount thereof, plus accrued interest, if any, from February 2, 1999, to the Closing Date, the principal amount of Senior Notes and (ii) at a purchase price of 61.735% of the principal amount at maturity thereof, plus accretion of original issue discount, if any, from February 2, 1999, to the Closing Date, the principal amount at maturity of Senior Discount Notes, in each case, as set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 2, 1999, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company and BCC or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with each of the Company and BCC that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Rights Agreement.

                  5. Agreements. Each of the Company and BCC agrees with each Initial Purchaser that:

                  (a) The Company and BCC will furnish to each Initial

         Purchaser, without charge, during the period referred to in paragraph
         (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

                  (b) Neither the Company nor BCC will amend or supplement the Final Memorandum without the prior written consent of the Representatives, which consent will not be unreasonably withheld.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as reasonably determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and BCC promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers without charge in such quantities as you may reasonably request.

                  (d) The Company and BCC will cooperate with the Initial Purchasers in arranging, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that neither the Company nor BCC shall be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject. The Company and BCC will promptly advise the Representatives of the receipt by the Company or BCC of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) Neither the Company nor BCC will, nor will they permit any of their respective Affiliates under their control to, resell any Securities that have been acquired by any of them.

                  (f) None of the Company, BCC or any of their respective Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Rights Agreement; provided, however, actions of any Initial Purchaser or its Affiliates other than at the direction of the Company or BCC shall not constitute a breach of this covenant.

                  (g) None of the Company, BCC or any of their respective Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States; provided, however, actions of any Initial Purchaser or its Affiliates other than at the direction of the Company or BCC shall not constitute a breach of this covenant.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company and BCC will, unless they become subject to and complies with
         Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) None of the Company, BCC or any of their respective Affiliates, or any person acting on their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S; provided, however, actions of any Initial Purchaser or its Affiliates other than at the direction of the Company or BCC shall not constitute a breach of this covenant. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company and BCC will cooperate with the Representatives and use their respective commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) Each of the Company, BCC and BCCLP will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, BCC or BCCLP or any Affiliate of the Company, BCC or BCCLP or any person in privity with the Company, BCC, BCCLP or any Affiliate of the Company, BCC or BCCLP) directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company, BCC or BCCLP (other than (i) the Securities, (ii) pursuant to a registered public offering as provided in the Registration Rights Agreement, (3) the New Credit Facility and
         (iv) pursuant to a private placement of debt securities to a maximum of three purchasers other than under Rule 144A, provided that such purchasers must be restricted from reselling such debt securities until the end of the period referenced herein during which the Company, BCC and BCCLP are restricted from offering debt securities) for the period ending on the earlier of the date that (A) occurs 120 days following the Execution Time and, if applicable, (B) all the Securities are redeemed pursuant to the Special Mandatory Redemption.

                  (l) Neither the Company nor BCC will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (m) The Company and BCC agree to pay all costs and expenses relating to the Offering that are customarily borne by an issuer in an underwritten offering of securities (subject to the provisions of any letters that have been entered into between BCCLP and the Initial Purchasers which may relate to costs and expenses related to this Offering).

                  (n) The Company and BCC will apply the net proceeds from the sale of the Securities substantially in accordance with their statements under the caption "Use of Proceeds" in the Final Memorandum.

                  (o) The Company, BCC and BCCLP will comply with the terms of the Escrow Agreement.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of each of the Company, BCC and BCCLP contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of each of the Company and BCC made in any certificates pursuant to the provisions hereof, to the performance by each of the Company, BCC and BCCLP of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Paul, Hastings, Janofsky & Walker LLP, counsel for each of the Company and BCC, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of the Company, BCC, BCCLP and their
                  respective subsidiaries, including BTC (individually, a "Subsidiary" and collectively, the "Subsidiaries"), has been duly formed or incorporated, as applicable, and is validly existing as a limited liability company, limited partnership or corporation, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with requisite corporate, limited liability company or limited partnership power, as applicable, and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign entity and is in good standing under the laws of the jurisdictions referenced in such opinion, other than such jurisdictions where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Business;

                           (ii) all the outstanding equity interests of the
                  Company, BCC, BCCLP and each of their respective Subsidiaries have been duly and validly authorized and issued and, to the extent applicable, are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding equity interests of BCC and each of the Subsidiaries of the Company are owned of record by the Company, either directly or through wholly owned subsidiaries, to the knowledge of such counsel, after due inquiry, free and clear of any security interests, claims, liens or encumbrances;

                           (iii) BCCLP owns of record all the outstanding
                  equity interests of the Company;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered by the Company and BCC, and constitutes a legal, valid and binding instrument enforceable against each of the Company and BCC in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of each of the Company and BCC entitled to the benefits of the Indenture and enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Escrow Agreement has been duly authorized, and when executed and delivered by each of the Company and BCC, will constitute a legal, valid and binding instrument enforceable against each of the Company and BCC in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the statements set forth under the heading "Description of Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, the Registration Rights Agreement and the Escrow Agreement, provide a fair summary of such provisions;

                           (v) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, BCC, BCCLP or any of their respective subsidiaries or properties that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Business; and the statements in the Final Memorandum under the headings "Certain Federal Tax Considerations," "Legislation and

                  Regulation," "Business--Legal Proceedings," and "Exchange Offer; Registration Rights," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions have been reviewed by such counsel and are correct in all material respects;

                           (vi) based solely upon an officer's certificate from
                  BCCLP, which in turn is based solely upon an officer's certificate from the TCI Systems Parties regarding the accuracy of the representations and warranties with respect to factual matters made by the TCI Systems Parties in the Contribution Agreement to the other parties thereto and upon the actual knowledge of attorneys in such counsel's firm who participated in due diligence discussions relating to the negotiation of the Contribution Agreement on behalf of BCCLP, such counsel has not become aware that there is any pending or threatened action, suit, or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the TCI Systems Parties or any of the Contributed TCI Systems that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Business;

                           (vii) this Agreement and the Registration Rights
                  Agreement have been duly authorized, executed and delivered by each of the Company and BCC;

                           (viii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, the Registration Rights Agreement and the Escrow Agreement, except such as will be obtained under the Act and the Trust Indenture Act, such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by the Registration Rights Agreement, such as may be required under such blue sky laws in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum, such other approvals (specified in such opinion) as have been obtained;

                           (ix) based solely upon an officer's certificate from
                  BCCLP, which in turn is based solely upon an officer's certificate from the TCI Systems Parties regarding the accuracy of the representations and warranties with respect to factual matters made by the TCI Systems Parties in the Contribution Agreement to the other parties thereto and upon the actual knowledge of attorneys in such counsel's firm who participated in due diligence discussions relating to the negotiation of the Contribution Agreement on behalf of BCCLP, such counsel has not become aware that there is any consent, approval, authorization, filing with or order of any court or governmental agency or body that is required in connection with the consummation of the TCI Transactions other than those that have been obtained or if not obtained could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Business;

                           (x) the execution and delivery of the Indenture, this
                  Agreement, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company, BCC, BCCLP or their respective subsidiaries pursuant to, (i) the charter or certificate of formation, as the case may be, or by-laws, limited partnership agreement or limited liability company agreement, as the case may be, of the Company, BCC, BCCLP or their respective subsidiaries; (ii) the terms of any agreement listed on Annex 1 to this opinion; or
                  (iii) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company, BCC, BCCLP or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, BCC, BCCLP, any of their respective subsidiaries or any of their respective properties, except, in the case of clauses (iii) above, for any such conflict, breach, violation or default that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Business;

                           (xi) based solely upon an officer's certificate from
                  BCCLP, which in turn is based solely upon an officer's certificate from the TCI Systems Parties regarding the accuracy of the representations and warranties with respect to factual matters made by the TCI Systems Parties in the Contribution Agreement to the other parties thereto and upon the actual knowledge of attorneys in such counsel's firm who participated in due diligence discussions relating to the negotiation of the Contribution Agreement on behalf of BCCLP, such counsel have not become aware that the execution and delivery of the Indenture, this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Contributed TCI Systems pursuant to any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Contributed TCI Systems except for any such conflict, breach, violation or default that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Business;

                           (xii) assuming the accuracy of the representations
                  and warranties and compliance with the agreements contained herein, no registration of the

                  Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; and

                           (xiii) neither the Company nor BCC is and, after
                  giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's or BCC's securities, respectively.

                           For the purposes of opinions (v) and (x) above, the properties of the Company, BCC, BCCLP and their respective subsidiaries do not include the Contributed TCI Systems. In the event that the TCI Transactions are not consummated prior to or simultaneously with the Closing, such counsel will not deliver opinion (ix).

                          In addition, such counsel's opinion should state that in connection with the preparation of the Final Memorandum, such counsel has participated in various discussions and meetings with the Initial Purchasers, their representatives, officers and other representatives of the Company and BCC and representatives of the Company's independent public accountants and such counsel has also examined certain other documents furnished to them by the Company as such counsel has deemed necessary and relevant for purposes of the following. During the course of the above-described procedures, subject to the last two sentences of this paragraph, nothing came to such counsel's attention that led them to believe that the Final Memorandum, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Final Memorandum are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent stated in paragraph (v) hereof). Such statement shall also provide that such counsel need express no view with respect to the financial statements, the notes thereto and other information of an accounting, financial or statistical nature in the Final Memorandum.

                           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, BCC and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

                  (b) The Company shall have requested and caused Robert Bresnan, Vice President and General Counsel for each of the Company and BCC, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, BCC, BCCLP or any of their respective subsidiaries or properties that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Business; and

                           (ii) the execution and delivery of the Indenture,
                  this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company, BCC, BCCLP or their respective subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, BCC, BCCLP or any of their respective subsidiaries is a party or bound or to which its respective property is subject except for any such conflict, breach, violation or default that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Business.

                           For the purposes of opinions (i) and (ii) above, the properties of the Company, BCC, BCCLP and their respective subsidiaries do not include the Contributed TCI Systems.

                           In addition, such counsel's opinion should state that subject to the last sentence of this paragraph, nothing came to such counsel's attention that led him to believe that the Final Memorandum, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such statement shall also provide that such counsel need express no view with respect to the financial statements, the notes thereto and other information of an accounting, financial or statistical nature in the Final Memorandum.

                  (c) BCCLP shall have requested and caused Paul, Hastings, Janofsky & Walker LLP, counsel for BCCLP, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement have been duly authorized, executed and delivered by BCCLP and each constitutes a legal, valid and binding instrument enforceable against BCCLP in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and that the execution, delivery and performance of the Partnership Agreement by BCI
         (USA), LLC has been duly authorized and, when executed and delivered by Bresnan Communications, Inc. on behalf of BCI (USA), LLC, as general partner of BCCLP, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding instrument enforceable against BCI (USA), LLC, as general partner of BCCLP, in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                  (d) The Company and BCC shall have requested and caused Cole, Raywid & Braverman, regulatory counsel for the Company and BCC, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the statements regarding communications
                  regulatory matters in the Final Memorandum under the headings "Legislation and Regulation," "Business-- Competition," "Risk Factors--Risks Associated with Competition," "Risk Factors--Risks Associated with Offering Telecommunications Services," "Risk Factors-- Risks Associated with Regulation of the Cable Television Industry" and "Risk Factors--Franchises" fairly summarize the matters therein described;

                           (ii) to the knowledge of such counsel, based on
                  information provided to such counsel regarding existing operations, the Company, BCC, the Combined Company and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the Federal Communications Commission ("FCC") necessary to conduct their respective businesses, and none of the Company, BCC, the Combined Company or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Business, whether or not arising from trans actions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (iii) the Company and the Combined Company have
                  applied for and have received all approvals from the FCC necessary to consummate the TCI Transactions and neither the Company nor the Combined Company has received any notice of proceedings relating to the revocation or modification of any such license, in each case, except as previously disclosed to the Initial Purchasers;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before the FCC against the Company, BCC, the Combined Company or any of their respective subsidiaries or properties that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Business;

                           (v) no consent, approval, authorization, filing with
                  or order of the FCC is required under the Communications Act of 1934, as amended (the "Communications Act"), in connection with the transactions contemplated herein or in the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Contribution Agreement, except such as have been obtained; and

                           (vi) the execution and delivery of the Indenture,
                  this Agreement, the Registration Rights Agreement and the Escrow Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of the Communications Act or any FCC regulation in effect or cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license or other authorization of the FCC. To the extent that any agreement or other document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid. To the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent.

                  (e) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and each of the Company, BCC and BCCLP shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) To the extent the Funding Conditions have not been satisfied on or prior to the Closing Date, the Escrow Agreement shall have been executed by each of the parties thereto and the Company and BCC shall have deposited with the Escrow Agent the Escrowed Funds in an aggregate amount sufficient to pay the aggregate Mandatory Redemption Price assuming the Special Mandatory Redemption takes place on May 14, 1999.

                  (g) To the extent the Funding Conditions have not been satisfied on or prior to the Closing Date, the Company and BCC shall have requested and caused KPMG LLP, to furnish to the Representatives, the Trustee and the Escrow Agent its opinion, dated the Closing Date and addressed to the Escrow Agent, to the effect that the Escrowed Funds are sufficient to redeem the Securities in accordance with the procedures set forth in the Escrow Agreement for the Special Mandatory Redemption assuming the Special Mandatory Redemption takes place on May 14, 1999.

                  (h) Each of the Company and BCC shall have furnished to the Representatives a certificate of the Company and BCC, as applicable, signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Company and BCC, as applicable, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  and BCC, as applicable, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and BCC, as applicable, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Business, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (i) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of rule 101 of the AIPCA's Code of Professional Conduct and its interpretations and rulings, that they have performed a review of the unaudited interim combined financial information of Bresnan Communications Group Systems for the nine-month period ended September 30, 1998, and as at September 30, 1998, and stating in effect that:

                           (i) their audit of the audited combined financial
                  statements included in the Final Memorandum and reported on by them comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements, taken as a whole;

                           (ii) on the basis of a reading of the latest
                  unaudited combined financial statements made available by BCCLP and TCI; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 1998, and as at September 30, 1998; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance, and audit committees of each of BCCLP and TCI; and inquiries of certain officials of the BCCLP, TCI Communications, Inc., and the TCI Systems Parties, who have responsibility for financial and accounting matters of each of such entities and their respective subsidiaries as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

                                     (1) any unaudited financial statements
                           included in the Final Memorandum are not stated on a basis substantially consistent with that of the audited combined financial statements included in the Offering Memorandum; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited combined financial statements included in the Final Memorandum; or

                                     (2) with respect to the period subsequent
                           to September 30, 1998, there were any increases, at a specified date not more than five days prior to the date of the letter, in the debt of Bresnan Communications Group Systems greater than $10,000,000 as compared with the amounts shown on the September 30, 1998, combined balance sheet included in the Final Memorandum, or for the period from October 1, 1998, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenue, or EBITDA and net earnings, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Offering Memorandum Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Selected Combined Financial and Operating Data," "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Certain Relationships and Related Transactions," agrees with the accounting records of BCCLP and TCI, excluding any questions of legal interpretation; and

                           (iv) on the basis of a reading of the unaudited pro
                  forma financial statements (the "pro forma combined financial statements") included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of BCCLP, TCI Communications, Inc. and the TCI Systems Parties who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical combined amounts in the pro forma combined financial statements, nothing came to their attention which caused them to believe that the pro forma combined financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Final Memorandum in this Section 6(i) include any amendment or supplement thereto at the date of the applicable letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been:

                           (i) any change or decrease specified in the letter
                  or letters referred to in paragraph (i) of this
                  Section 6; or

                           (ii) any change, or any development involving a
                  prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Business, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (k) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's or BCC's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (m) Prior to the Closing Date, the Company and BCC shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company and BCC in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at 399 Park Avenue, New York, New York 10022, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company, BCC or BCCLP, to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and BCC will reimburse the Initial Purchasers severally through Salomon Smith Barney on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) Each of the Company, BCC and, subject to paragraph (e) of this Section 8, BCCLP, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company or BCC to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or received by it supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) none of the Company, BCC or BCCLP will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein and (ii) that with respect to any untrue statement or omission of a material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by the Initial Purchaser, to the extent that any such loss, claim, damage or liability of such Purchaser occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum, (B) the Company and/or BCC had previously furnished copies of the Final Memorandum to the Initial Purchasers and (C) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company, BCC or BCCLP may otherwise have.

                  (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless each of the Company, BCC and BCCLP, each of their respective directors and officers, and each other person, if any, who controls each of the Company, BCC or BCCLP, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, BCC and BCCLP to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. Each of the Company, BCC and BCCLP acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; (ii) the sentences related to concessions and reallowances; and
(iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party

(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to one local counsel in each jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, BCC and, subject to paragraph (e) of this Section 8, BCCLP and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, BCC and BCCLP and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, BCC and BCCLP on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, BCC and, subject to paragraph (e) of this Section 8, BCCLP and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, BCC and BCCLP on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company, BCC and BCCLP, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, BCC and BCCLP on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, BCC and BCCLP and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company, BCC and BCCLP within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of the Company, BCC and BCCLP shall have the same rights to contribution as the Company, BCC and BCCLP subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The indemnification and contribution provided by BCCLP pursuant to this Section 8 will be effective if the Funding Conditions are not satisfied on or prior to Closing and until the earlier of Funding Date or the Mandatory Redemption Date (each as defined in the Escrow Agreement). For all periods on and after the Funding Date or the Mandatory Redemption Date, as applicable, each of the Initial Purchasers agree and acknowledge that BCCLP will be released from all its obligations under this Section 8.

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Senior Notes or principal amount at maturity of Senior Discount Notes, as applicable, set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Senior Notes or aggregate principal amount at maturity of Senior Discount Notes, as applicable, set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Senior Notes or aggregate principal amount at maturity of Senior Discount Notes, as applicable, which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Senior Notes or aggregate principal amount at maturity of Senior Discount Notes, as applicable, set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company or BCC. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or BCC or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and BCC prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities (subject to Section 8(e)) and other statements of the Company, BCC and BCCLP or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, BCC and BCCLP or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Joint and Several Obligations. All representations, warranties, agreements and other obligations or statements of the Company, BCC and, subject to Section 8(e) hereof, BCCLP are the joint and several representations, warranties, agreements, obligations and statements of the Company and BCC and, with respect to Section 8 hereof, BCCLP.

                  13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Company, BCC and BCCLP will be mailed, delivered or telefaxed and confirmed to it at, 709 Westchester Avenue, White Plains, New York 10604, Attention: Jeffrey S. DeMond (fax no.: (914) 993-6601), with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, attention: Barry Brooks, Esq. (fax no.: (212) 319-4090)

                  14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "BCCLP" shall mean Bresnan Communications Company Limited Partnership, a Michigan limited partnership.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Contribution Agreement" shall mean the Contribution Agreement dated June 3, 1998, as amended, among Blackstone, BCCLP and certain of its affiliates, and certain affiliates of TCI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.


                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Partnership Agreement" shall mean the Bresnan Communications Company Limited Partnership Amended and Restated Partnership Agreement to be entered into by the parties thereto upon the consummation of the TCI Transactions.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among us.

                                            Very truly yours,

                                            BRESNAN COMMUNICATIONS GROUP LLC

By       Bresnan Communications Company Limited Partnership, its sole member

By       BCI (USA), L.L.C., managing general partner

By       Bresnan Communications, Inc., member


                                         By /s/ Robert Bresnan
                                            ----------------------------
                                         Name:  Robert Bresnan
                                         Title: Vice President & General Counsel



                                         BRESNAN CAPITAL CORPORATION


                                         By /s/ Robert Bresnan
                                            ----------------------------
                                         Name:  Robert Bresnan
                                         Title: Authorized Representative



                                         BRESNAN COMMUNICATIONS COMPANY LIMITED
                                         PARTNERSHIP



                                         By PCI (USA), L.L.C.,
                                             Managing General Partner


                                         By Bresnan Communications, Inc.
                                             Member


                                         By /s/ Robert Bresnan
                                            ----------------------------
                                         Name:  Robert Bresnan
                                         Title: Vice President & General Counsel

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Salomon Smith Barney Inc.
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.


By:  Salomon Smith Barney Inc.



By /s/ Craig A. Larson
   -----------------------------
   Name:  Craig A. Larson
   Title: Vice President

                                   SCHEDULE I


                                                                                                          Principal
                                                                                                          Amount at
                                                                                                         Maturity of
                                                                                                           Senior
                                                                                  Principal Amount        Discount
                  Initial Purchasers                                               of Senior Notes          Notes
                  ------------------                                               ---------------          -----

Salomon Smith Barney Inc...............................................              $85,000,000         $137,500,000
Chase Securities Inc...................................................              $31,875,000          $51,562,500
TD Securities (USA) Inc................................................              $21,250,000          $34,375,000
Morgan Stanley & Co. Incorporated......................................              $31,875,000          $51,562,500
                                                                                     -----------          -----------
                  Total                                                             $170,000,000         $275,000,000

                                                                       EXHIBIT A


                       Selling Restrictions for Offers and
                         Sales outside the United States


                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 2, 1999, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the expiration of the period of six months from the Closing Date, will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy, hold, manage, or dispose of investments whether as principal or as agent for purposes of their businesses or otherwise in circumstances that do not constitute an offer (except in circumstances that do not constitute an offer to the public within the meaning of the Public Offer of Securities Regulations
1995); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.